EX-35.2
(logo) WELLS FARGO

Corporate Trust Services
MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


Sequoia Residential Funding, Inc.
One Belvedere Place, Suite 330
Mill Valley, California 94941


RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A. ("Wells Fargo"), hereby certifies as follows for the calendar year 2012:

(a) a review of Wells Fargo's activities as assigned and agreed to under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted in Schedule B.


March 1, 2013

/s/ Julie Eichler
JULIE EICHLER
Vice President


Wells Fargo Bank, N.A.

(logo) Together we'll go far


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


To: Sequoia Residential Funding, Inc.

Schedule A

List of Servicing Agreement(s) and Series

Pooling Agreement for Sequoia Mortgage Trust 2010-H1, Wells Fargo Bank, N.A. as Trustee, as applicable.


Wells Fargo BAnk, N.A.


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


To: Sequoia Residential Funding, Inc.

Schedule B

Material Instances of Non-Compliance

No instances to report


Wells Fargo Bank, N.A.